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                       INTERNET BROADCASTING SYSTEM, INC.
                            (A Delaware Corporation)

                           Form of 6% PROMISSORY NOTES
                                DUE JULY 31, 1998


         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.


Principal Amount:  $5,000.00                                           Note #__

Holder:

August 1, 1995



         FOR VALUE RECEIVED, Internet Broadcasting System, Inc., a Delaware corporation (the "Company"), the principal office of which is located at 8 Warwick Road, Morristown, NJ 07960, hereby promises to pay to the order of the holder named above, the principal amount set forth above, together with interest thereon on each anniversary of the date hereof of each calendar year (each an "Interest Payment Date") on the terms and conditions hereinafter set forth. The principal hereof and any interest accrued and unpaid since the most recent Interest Payment Date shall be due and payable three years from the date hereof.

                  Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder. This Note is issued in connection with the private offering of securities described in a certain Subscription Agreement between the Company and the Holder or the Holder's predecessor, accepted by the Company as of August 1, 1995 (the "Subscription Agreement"), and is one of a series of similar notes issued or to be issued by the Company having a maturity date of July 31, 1998 and having an aggregate principal amount of up to $100,000 (collectively, the "Notes").


1. Certain Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:


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                  (i) "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Note;

                  (ii) "Holder," when the context refers to the original holder of this Note.

2. Interest. The Company shall pay interest from date hereof on the principal amount of this Note outstanding, at the rate of six percent (6%) per annum. Interest shall be computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days.

3. Events of Default. If any of the events specified in this Section 3 shall occur, the Holder of this Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest thereon immediately due and payable, by notice in writing to the Company, provided that the Company has received notices of acceleration from the holders of at least a majority of the aggregate principal amount of the Notes then outstanding;

                  (i) The Company shall fail to make a payment of the principal of or accrued interest on this Note when due and payable, which failure has not been remedied within thirty (30) days of such default;

                  (ii) (a) The Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (b) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (c) the Company applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or substantially all of its property; or (d) the Company makes a general assignment for the benefit of creditors;

                  (iii) (A) The commencement of any proceedings or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, readjustment of debt or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for one hundred twenty (120) days undismissed, unbonded or undischarged; or (B) the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or substantially all of its property and the continuance of any such events for one hundred twenty (120) days undismissed, unbonded or undischarged; or (C) the issuance of a warrant of attachment, execution or similar process against substantially all of the property of the Company and the continuance of such event for one hundred twenty (120) days undismissed, unbonded and undischarged;
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                  (iv) The Company shall fail to perform any obligation of the
Company contained in the Subscription Agreement;

                  (v) The Company shall fail to perform or comply with any of its covenants set forth in this Note; or

                  (vi) The Company or any of its subsidiaries shall fail to make any required payment (regardless of the amount of such required payment) of principal or interest with respect to any of its indebtedness for borrowed money or for the deferred purchase price for property or services in excess of $500,000.00 as a result of which the maturity of such indebtedness has been accelerated under the terms thereof and such acceleration has not been received by the holder of such debt within thirty (30) days after such acceleration; or

                  Any of the events specified in Section 3 shall be individually referred to herein as an "Event of Default."

4. Prepayment.

         (a) At any time or from time to time, the Company may, upon ten (10) days prior written notice to the Holder, prepay in whole or in part, the principal sum, plus accrued and unpaid interest to date of payment, of this Note.

5. Covenants of the Company.

         (a) Corporate Existence; Licenses. The Company shall do, or cause to be done, all things necessary to maintain and preserve the corporate existence, license, permits and authorizations of itself unless the failure to do such thing would not have a material adverse effect on the Company.

         (b) Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, within one hundred twenty (120) days of the date due, all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

         (c) Maintenance of Properties; Insurance; Compliance with Law.


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                  (i) The Company shall cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be necessary for the proper conduct of its business.

                  (ii) The Company shall maintain such insurance as may be required by law and such other insurance to such extent and against such hazards and liabilities, as is necessary to adequately protect it against risks to which the Company's businesses expose it.

                  (iii) The Company shall, and shall cause each of its subsidiaries to, keep proper books and records of accounts reflecting all financial transactions of the Company or its subsidiary, as the case may be, all in accordance with GAAP, consistently applied.

                  (iv) The Company shall comply with all statutes, laws, ordinances, or governmental (federal, state, local and foreign, as the case may be) rules and regulations ("Laws") to which it is subject, where the failure to so comply would have an adverse effect on the Company and its subsidiaries; provided, that nothing herein shall prevent the Company from contesting the validity or the application of a Law.

6. Assignment. This Note and the rights and obligations of the parties hereunder may not be assigned or transferred by either party hereto without the prior written consent of the non-assigning party, and then in any event subject to the restrictions on transfer described in Section 8 below. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successor, permitted assigns, heirs, administrators and permitted transferees of the parties.

7. Waiver and Amendment. Any provision of this Note may be amended, waived or modified and any Event of Default and the right to accelerate upon the occurrence of same may be waived, upon the written consent of the Company and holders of at least a two-thirds majority of the aggregate principal amount of the Notes then outstanding (excluding for purposes or determining whether such two-thirds majority exists, the aggregate principal amount of Notes then held or at any time previously held by an officer or director of the Company).

8. Transfer of this Note. With respect to any offer, sale or other disposition of this Note, the Holder will give written notice to the Company prior thereto, describing in detail the circumstances surrounding the proposed disposition, together with a written opinion of such Holder's counsel, reasonably satisfactory to the Company, that such offer, sale or other distribution will not require registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note, all in


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accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 8 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company shall so notify the Holder promptly after such determination has been made.

9. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be given by personal delivery or mailed by registered or certified mail, postage prepaid, if to the Company, at its principal executive offices, and if to the Holder, to the address furnished to the Company by the Holder. Any Holder hereto may by notice so given change its address for future notice hereunder. Any notice, request or other communication shall conclusively be deemed to have been given when personally delivered or five (5) days after it has been deposited in the mail in the manner set forth above, as the case may be.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws.

11. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

         IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

                                   INTERNET BROADCASTING SYSTEM, INC.



                                   By: _______________________________________
                                            Nick Loglisci, Jr.
                                            President